Exhibit 10.44

Amendment #1

THIS Amendment is entered into as of July, 22ND, 2011, (the “Effective Date” for this Amendment) between Agilent Technologies, Inc., a Delaware corporation with a place of business at 5555 Airport Boulevard, Suite 100, Boulder CO 80301 (hereinafter referred to as “Agilent”), and Regado Biosciences, Inc., a Delaware corporation with a place of business at 318 Blackwell Street, Suite 130, Durham, NC 27701 (“Customer”).

Whereas, the Agilent and Customer entered into that Supply and Service Agreement (the “Agreement”), dated July, 13th, 2006;

Whereas, the parties wish to amend the terms stated in section 9, Intellectual Property Rights, to such Agreement;

Now therefore, the parties agree that Section 9.c shall be replaced as follows:

c.	Third-Party Licenses.

i.	Customer Licenses. Customer’s use of the Molecule and request that Agilent supply the Services with respect to the Molecule may necessitate Customer’s procurement of separate licenses from third parties for Intellectual Property that claims or covers the Molecule. Customer shall have full responsibility for the determination of whether and from which third party it requires any such license(s) to Intellectual Property claiming or covering the Molecules and for the procurement of such license(s).

ii.	Agilent Licenses. Agilent is responsible for the procurement of any licenses to Intellectual Property necessary to develop the Process or to use the Process to manufacture a Molecule. Agilent shall have full responsibility for the determination of whether and from which third party it requires any such license to Intellectual Property claiming or covering the Process or for the manufacture of any Molecule through the use of the Process and for the procurement of any such license. In addition, Agilent is responsible for obtaining, at its expense, any facility or other similar licenses, permits and regulatory or government approvals (excluding licenses to be obtained by Customer under Section 9(c)(i)) necessary for its performance of Services under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date set forth above.

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AGILENT TECHNOLOGIES, INC.:		REGADO BIOSCIENCES, INC.:

Signature:	/s/ Paul Metz	Signature:	/s/ Christopher P Rusconi

Name:	PAUL METZ	Name:	Christopher P Rusconi

Title:	Sr. Director, Operations	Title:	Chief Scientific Officer

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